EXHIBIT 23.3

CONSENT

I HEREBY CONSENT to the inclusion of my name and biographical information in connection with the Form SB-2/A-4 Registration Statement filed with the Securities and Exchange Commission for the registrant, Bulldog Financial, Inc.

DATED this 4th day of August, 2005.

Yours truly,

/s/ John Hill
John R. Hill